Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Nouveau Monde Graphite Inc. of our report dated March 31, 2025 relating to the consolidated financial statements of Nouveau Monde Graphite Inc. which is filed as Exhibit 99.2 of Nouveau Monde Graphite Inc’s Annual Report on Form 40-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Interests of Experts” in this Registration Statement and under the heading “Interests of Experts” in the Annual Information Form included in Exhibit 99.1 of Nouveau Monde Graphite Inc.’s Annual Report on Form 40-F for the year ended December 31, 2024, which is incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers LLP

Montréal, Canada

August 15, 2025

PricewaterhouseCoopers LLP

1250 René-Lévesque Boulevard West, Suite 2500, Montreal, Quebec, Canada H3B 4Y1

T.: +1 514 205 5000, F.: +1 514 876 1502, Fax to mail: ca_montreal_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.